Dear shareholder: In response to the rapidly unfolding situation regarding COVID-19, today we announced we are taking steps to actively support our Premier Agent partners during this period of uncertainty to help ensure we can best serve our mutual customers together. We have included a copy of a letter sent to our Premier Agents earlier this morning below. Effective March 23, we are offering our Premier Agents who participate in our market-based pricing program a 50 percent discount on their next monthly bill. This discount will also apply to any new bookings through at least April 22. While we estimate the impact of these actions on our full year revenue outlook will be between $40 to $50 million, we expect to mitigate much of this impact through active management of the expense levers within our control. Our top priority right now is to ensure the safety and wellbeing of our employees, our customers and our partners. These are unprecedented times and we are actively monitoring our communities and local housing markets to adapt to conditions as needed. Supporting our partners, our shared customers and our communities is critically important to us. At the same time it is our priority to ensure we protect the enterprise, and we have a solid foundation with a strong balance sheet, cash position and control over our expense levers. Our management team has deep experience operating successfully through past market disruptions. Our action today shows we are reacting to evolving market conditions to support our partners. We also have the benefit of studying consumer behavior and the housing market through past pandemics and financial crises. While we cannot predict what is yet to come, we do know from the data  our economists have analyzed from prior pandemics1 and recessions that while transaction volumes slowed during the most severe periods, prices remained relatively stable and activity came back quickly when related health concerns subsided. We are not updating our Q1 outlook, and, given the fluid situation, we are not otherwise updating our full year outlook at this time. The situation is rapidly changing and should we further update our outlook, we would do so in a broad communication. In the meantime, please stay safe. Never has “home” seemed more important than right now. Rich Barton, co-founder & CEO Allen Parker, CFO 1 Research brief can be found here: https://www.zillow.com/research/pandemic-literature-review-26643/

Dear partner, It’s hard to find words to describe what we’re all facing right now. Lives are filled with uncertainty as millions of people are working from home, schools are closed and once customary gatherings and personal interactions are no longer considered safe. Like you, we are evaluating what this means, personally and as a collective, short and long term. During these intense and uncertain times, we are committed to supporting our Premier Agents to best serve our shared customers. At Zillow, one of the core values that drives everything we do is “Better Together.” That phrase—and mindset—has never been more true than it is today. To support you in this valued partnership, we will cover 50% of the cost of your next monthly Zillow bill,  beginning March 23.  We’re still seeing home shopping activity—albeit bumpy—through our apps and websites, and while we can’t predict what’s ahead, we want to work with you to help homebuyers and sellers in creative ways as we expect people will continue to shop in this new (virtual) reality. Our operations teams are moving fast to make the necessary changes to automate this billing process and our team will be reaching out over the next few days and weeks with added resources to help support you and your business. Thank you for your Premier Agent partnership. We’re committed to you—through whatever may come our way. Please stay safe. Never has “home” seemed more important than right now. Rich Barton Founder & CEO Zillow Group #bettertogether Forward-Looking Statements This shareholder communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 that involve risks and uncertainties, including, without limitation, statements regarding our outlook, financial condition, and the future of Premier Agent, Zillow Group, and other parts of our business. Statements containing words such as "may," "believe," "anticipate," "expect," "intend," "plan," "project," "will,"

"projections," "continue," "estimate," "outlook," "guidance," or similar expressions constitute forward-looking statements. Forward-looking statements are made based on assumptions as of March 17, 2020, and although we believe the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee these results. Differences in Zillow Group's actual results from those described in these forward-looking statements may result from actions taken by Zillow Group as well as from risks and uncertainties beyond Zillow Group's control. Factors that may contribute to such differences include, but are not limited to, Zillow Group's ability to execute on strategy; Zillow Group's ability to maintain and effectively manage an adequate rate of growth; Zillow Group's ability to innovate and provide products and services that are attractive to its users and advertisers; Zillow Group's investment of resources to pursue strategies that may not prove effective; natural disasters, epidemics  or pandemics, like COVID-19 that could negatively impact our business; and the impact of the real estate market and economy on Zillow Group’s business. The foregoing list of risks and uncertainties is  illustrative but not exhaustive. For more information about potential factors that could affect Zillow Group's business and financial results, please review the "Risk Factors" described in Zillow Group's Annual Report on Form 10-K for the year ended December 31, 2019 filed with the SEC and in Zillow Group's other filings with the SEC. Except as may be required by law, Zillow Group does not intend, and undertakes no duty to update this information to reflect future events or circumstances.